Exhibit 10.1

AMENDMENT NO. 1

TO THE

ECOLAB EXECUTIVE LONG-TERM DISABILITY PLAN

(As Amended and Restated effective January 1, 1994)

WHEREAS, Ecolab Inc. (the “Company”) has established and currently maintains the Ecolab Executive Long-Term Disability Plan (As Amended and Restated effective as of January 1, 1994) (the “Plan”); and

WHEREAS, the Company desires to amend the Plan’s definition of Executive to update references to the relevant employee job grades or classifications.

NOW, THEREFORE, pursuant to Section 5.1 of the Ecolab Inc. Administrative Document for Non-Qualified Benefit Plans (the “Administrative Document”) and subject to Section 1.3 of the Plan, the Company hereby amends the Plan as set forth below. Words used herein with initial capital letters that are defined in the Plan or the Administrative Document are used herein as so defined.

1.        Section 2.3 is amended in its entirety to read as follows:

2.3                                                                               “Executive” shall mean an Employee who is an elected corporate officer of an Employer and who is selected by the Administrator to participate in the Plan or such other executive Employee who is selected by the Chief Executive Officer of the Company to participate in the Plan.

2.        This amendment to the Plan shall be effective as of August 1, 2015.

IN WITNESS WHEREOF, Ecolab Inc. has caused this Amendment to be executed by its authorized officer and its corporate seal affixed, this 21st day of August, 2015.

ECOLAB INC.

/s/ Daniel J. Schmechel
Daniel J. Schmechel
Chief Financial Officer

Attest:	/s/ James J. Seifert
James J. Seifert
Executive Vice President,
General Counsel and Secretary